Exhibit 99.1

Booking Holdings Reports Financial Results for 3rd Quarter 2021

NORWALK, CT – November 3, 2021. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 3rd quarter 2021 financial results. Third quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $23.7 billion, an increase of 77% from the prior year quarter (approximately a 75% increase on a constant-currency basis). Room nights booked in the 3rd quarter increased 44% from the prior year quarter. The Company's results for the three and nine months ended September 30, 2021 and 2020 have been materially and negatively impacted due to the COVID-19 pandemic and the resulting economic conditions and government restrictions.
Booking Holdings' total revenues for the 3rd quarter of 2021 were $4.7 billion, a 77% increase from the prior year quarter (approximately a 76% increase on a constant-currency basis). Net income for the 3rd quarter of 2021 was $769 million, a 4% decrease from the prior year quarter. The results for the 3rd quarter of 2021 include net losses of $1.0 billion on equity securities with readily determinable fair values while the results for the 3rd quarter of 2020 include net gains of $730 million on equity securities with readily determinable fair values. Additionally, the Company recorded an impairment charge of $573 million related to OpenTable and KAYAK goodwill in the 3rd quarter of 2020. Net income in the 3rd quarter of 2021 was $18.60 per diluted common share, a 5% decrease from the prior year quarter.
Non-GAAP net income in the 3rd quarter of 2021 was $1.6 billion, a 209% increase from the prior year quarter. Non-GAAP net income per diluted common share in the 3rd quarter of 2021 was $37.70, a 207% increase from the prior year quarter. Non-GAAP net income for both periods includes adjustments to exclude net gains or losses on equity securities with readily determinable fair values and foreign currency transaction gains or losses on the remeasurement of Euro-denominated debt that was not designated as a hedging instrument. Additionally, non-GAAP net income includes an adjustment to exclude the goodwill impairment in the 3rd quarter of 2020. Adjusted EBITDA for the 3rd quarter of 2021 was $2.1 billion, a 111% increase from the prior year quarter. The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We are pleased to report another quarter of sequential improvement in room night trends, which was primarily driven by better results in Europe. Revenue in our seasonally strongest third quarter was $4.7 billion, which was more than double the amount of revenue we recognized in the second quarter of 2021," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We are encouraged by the signs of recovery we saw in many parts of the world in the third quarter, and our teams are working hard to continue to strengthen our company’s position and execute against our strategic priorities."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•     excludes the impact of impairment of goodwill,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains or losses on the sale of and impairment or credit losses on investments in available-for-sale debt securities and significant gains or losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains or losses on the remeasurement of Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,
•excludes losses on early extinguishment of debt and related reverse treasury lock agreements which were designated as cash flow hedges,
•excludes amortization expense of intangible assets,
•excludes noncash interest expense related to the amortization of debt discount on our convertible debt,
•excludes income taxes related to the maturity of convertible notes held for investment that were reclassified from accumulated other comprehensive income (loss) to income tax expense (benefit),
•excludes the income tax impact, if any, related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017,
•excludes the impact of net unrecognized tax benefits related to French and Italian tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest and dividend income, and to the extent not included in the adjustments listed above, interest expense and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior year period monthly average exchange rates rather than the current year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2021 and 2020.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- the adverse impact of the COVID-19 pandemic on the Company's business, financial performance and travel demand, generally;
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- any adverse impacts on our business, operations and/or reputation as a result of participation in government stimulus programs;
-- our ability to attract and retain qualified personnel;
-- adverse changes in relationships with travel service providers and restaurants and other third parties on which we     are dependent;
-- the effects of competition;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments, any increases in provisions for expected credit losses on receivables from and cash advances made to our travel service provider and restaurant partners and any increases in cash outlays to refund consumers for prepaid reservations;
-- any adverse impact on our business, operations and/or reputation as a result of the implementation or management of restructurings;
-- our ability to successfully manage growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- tax, legal and regulatory risks; and
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: John Longstreet (203) 299-8806 john.longstreet@bookingholdings.com

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,643	$10,562
Short-term investments (Available-for-sale debt securities: Amortized cost of $525 and $500, respectively)	522	501
Accounts receivable, net (Allowance for expected credit losses of $110 and $166, respectively)	1,555	529
Prepaid expenses, net (Allowance for expected credit losses of $15 and $22, respectively)	394	337
Other current assets	238	277
Total current assets	14,352	12,206
Property and equipment, net	762	756
Operating lease assets	445	529
Intangible assets, net	1,677	1,812
Goodwill	1,872	1,895
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $200 and $225, respectively)	3,283	3,759
Other assets, net (Allowance for expected credit losses of $35 and $33, respectively)	950	917
Total assets	$23,341	$21,874
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,466	$735
Accrued expenses and other current liabilities	2,069	1,382
Deferred merchant bookings	1,086	323
Short-term debt	1,158	985
Total current liabilities	5,779	3,425
Deferred income taxes	906	1,127
Operating lease liabilities	295	366
Long-term U.S. transition tax liability	824	923
Other long-term liabilities	116	111
Long-term debt	9,876	11,029
Total liabilities	17,796	16,981
Commitments and contingencies
Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,580,079 and 63,406,451, respectively	—	—
Treasury stock, 22,516,608 and 22,446,897 shares, respectively	(24,286)	(24,128)
Additional paid-in capital	6,068	5,851
Retained earnings	23,835	23,288
Accumulated other comprehensive loss	(72)	(118)
Total stockholders' equity	5,545	4,893
Total liabilities and stockholders' equity	$23,341	$21,874

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Agency revenues	$2,867	$1,723	$4,912	$3,504
Merchant revenues	1,622	837	2,656	1,741
Advertising and other revenues	187	80	409	313
Total revenues	4,676	2,640	7,977	5,558
Operating expenses:
Marketing expenses	1,378	731	2,827	1,793
Sales and other expenses	302	129	620	637
Personnel, including stock-based compensation of $85, $80, $284 and $163, respectively	591	517	1,829	1,453
General and administrative	179	148	432	453
Information technology	109	71	289	219
Depreciation and amortization	102	115	323	344
Restructuring and other exit costs	—	41	9	75
Impairment of goodwill	—	573	—	1,062
Total operating expenses	2,661	2,325	6,329	6,036
Operating income (loss)	2,015	315	1,648	(478)
Interest expense	(80)	(98)	(259)	(258)
Other income (expense), net	(967)	618	(740)	1,058
Income before income taxes	968	835	649	322
Income tax expense	199	34	102	98
Net income	$769	$801	$547	$224
Net income applicable to common stockholders per basic common share	$18.73	$19.56	$13.33	$5.46
Weighted-average number of basic common shares outstanding (in 000's)	41,068	40,935	41,032	40,983
Net income applicable to common stockholders per diluted common share	$18.60	$19.49	$13.22	$5.44
Weighted-average number of diluted common shares outstanding (in 000's)	41,342	41,081	41,359	41,142

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$547	$224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	323	344
Provision for expected credit losses and chargebacks	88	307
Deferred income tax (benefit) expense	(343)	101
Net losses (gains) on equity securities	589	(1,261)
Stock-based compensation expense and other stock-based payments	290	179
Operating lease amortization	135	137
Amortization of debt discount and debt issuance costs	44	48
Unrealized foreign currency transaction (gains) losses on Euro-denominated debt	(108)	139
Impairment of goodwill	—	1,062
Impairment of investment	—	100
Loss on early extinguishment of debt	242	—
Other	17	3
Changes in assets and liabilities:
Accounts receivable	(1,172)	554
Prepaid expenses and other current assets	(35)	230
Deferred merchant bookings and other current liabilities	2,083	(1,593)
Other long-term assets and liabilities	(159)	88
Net cash provided by operating activities	2,541	662
INVESTING ACTIVITIES:
Purchase of investments	(15)	(72)
Proceeds from sale and maturity of investments	8	2,997
Additions to property and equipment	(203)	(222)
Other investing activities	(5)	—
Net cash (used in) provided by investing activities	(215)	2,703
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	2,015	4,108
Payments of debt issuance costs	(10)	(38)
Payments for redemption and conversion of debt	(3,068)	(1,244)
Payments for repurchase of common stock	(159)	(1,299)
Other financing activities	(12)	5
Net cash (used in) provided by financing activities	(1,234)	1,532
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(11)	(12)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	1,081	4,885
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	10,582	6,332
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$11,663	$11,217
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$420	$152
Cash paid during the period for interest	$231	$158

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
	Net income	$769	$801	$547	$224

(a)	Depreciation and amortization	102	115	323	344
(b)	Impairment of goodwill	—	573	—	1,062
(a)	Interest and dividend income	(4)	(5)	(12)	(49)
(a)	Interest expense	80	98	259	258
(c)	Net losses (gains) on equity securities with readily determinable fair values	1,018	(730)	595	(1,258)
(d)	Impairment of investment	—	—	—	100
(e)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt	(54)	117	(108)	139
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	—	257	—
(a)	Income tax expense	199	34	102	98
	Adjusted EBITDA	$2,111	$1,003	$1,964	$917
	Adjusted EBITDA as a % of Total Revenues	45.1%	38.0%	24.6%	16.5%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
	Net income	$769	$801	$547	$224

(b)	Impairment of goodwill	—	573	—	1,062
(c)	Net losses (gains) on equity securities with readily determinable fair values	1,018	(730)	595	(1,258)
(d)	Impairment of investment	—	—	—	100
(e)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt	(54)	117	(108)	139
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	—	257	—
(g)	Amortization of intangible assets	40	41	122	126
(h)	Debt discount amortization related to convertible debt	11	12	33	38
(i)	Income taxes on convertible notes held for investment	—	—	—	15
(j)	Impact of Tax Act	—	(8)	—	(8)
(k)	Net unrecognized tax benefits related to French and Italian tax matters	—	64	16	64
(l)	Tax impact of Non-GAAP adjustments	(226)	(367)	(224)	(285)
	Non-GAAP Net income	$1,559	$504	$1,239	$217
	Weighted-average number of diluted common shares outstanding (in 000's)	41,342	41,081	41,359	41,142
	Non-GAAP Net income per diluted common share	$37.70	$12.27	$29.95	$5.28

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Nine Months Ended September 30,
		2021	2020
	Net cash provided by operating activities	$2,541	$662
(m)	Additions to property and equipment	(203)	(222)
	Free cash flow	$2,338	$440
	Free cash flow as a % of Total Revenues	29.3%	7.9%

(1) Amounts may not total due to rounding.

Notes:
(a)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(b)	Impairment of goodwill related to the OpenTable and KAYAK reporting unit is recorded in Operating expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(c)	Net losses (gains) on equity securities with readily determinable fair values are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(d)	Impairment of investment in DiDi Global Inc. equity securities is recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Foreign currency transaction (gains) losses on the remeasurement of Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)	Loss of $242 million on early extinguishment of debt and losses of $15 million on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(h)	Noncash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and excluded from Net income to calculate Non-GAAP Net income.
(i)	Excludes income taxes related to the maturity of convertible notes held for investment that were reclassified from Accumulated other comprehensive loss to Income tax expense.
(j)	Benefit for U.S. federal tax credits resulting from the Tax Act and an adjustment to the one-time deemed repatriation liability resulting from the Tax Act is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.
(k)	Net unrecognized tax benefits related to French and Italian tax matters is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.
(l)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Non-GAAP Net income.
(m)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21
Room Nights	223	191	124	28	127	76	99	157	183
Year/Year Growth (Decline)	11.0%	11.8%	(42.8)%	(86.7)%	(43.1)%	(60.4)%	(20.1)%	457.5%	43.9%

Rental Car Days	21	16	12	2	9	8	10	13	13
Year/Year Growth (Decline)	8.5%	11.9%	(36.4)%	(90.4)%	(55.6)%	(52.2)%	(15.1)%	558.8%	44.0%

Airline Tickets	2	2	2	1	2	2	3	4	4
Year/Year (Decline) Growth	(2.5)%	11.3%	(8.0)%	(69.7)%	(9.3)%	4.0%	62.1%	626.7%	154.8%

Gross Bookings(2)	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21
Agency	$18,118	$14,218	$8,320	$1,535	$9,521	$5,098	$8,704	$15,290	$14,872
Merchant	7,163	6,495	4,073	771	3,861	2,215	3,232	6,665	8,812
Total	$25,281	$20,713	$12,393	$2,306	$13,382	$7,313	$11,935	$21,956	$23,684

Gross Bookings Year/Year (Decline) Growth
Agency	(4.8)%	(6.6)%	(57.7)%	(91.8)%	(47.4)%	(64.1)%	4.6%	895.6%	56.2%
Merchant	36.5%	50.3%	(28.9)%	(88.0)%	(46.1)%	(65.9)%	(20.7)%	764.4%	128.2%
Total	4.1%	5.9%	(51.2)%	(90.8)%	(47.1)%	(64.7)%	(3.7)%	851.7%	77.0%
Constant-currency Basis	7%	7%	(50)%	(91)%	(48)%	(65)%	(6)%	802%	75%

	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21
Total Revenues	$5,040	$3,339	$2,288	$630	$2,640	$1,238	$1,141	$2,160	$4,676
Year/Year Growth (Decline)	3.9%	3.9%	(19.3)%	(83.7)%	(47.6)%	(62.9)%	(50.2)%	243.2%	77.1%
Constant-currency Basis	7%	5%	(17)%	(83)%	(49)%	(63)%	(51)%	229%	76%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.